WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                                                       Exhibit 8
       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Pennsylvania Tax Exempt Income Fund - Class A Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  10/23/89


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,036    $1,298
$1,856

T    =    Average Annual Total Return   3.67%          5.37%
7.23%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $864,894

Expenses                      $149,756

Reimbursement                 $0.00

Average shares                19,589,668

NAV                           $9.49

Sales Charge                  4.75%

POP                           $9.96

Yield at POP                  4.44%



                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)


4.44 / (1 - 42.72%) = 7.56%



Fund name:  Pennsylvania Tax Exempt Income Fund - Class B Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  07/15/93


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,031    $1,293
$1,818

T    =    Average Annual Total Return   3.15%          5.29%
6.98%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $415,609

Expenses                      $119,542

Reimbursement                 $0.00

Average shares                9,424,277

NAV                           $9.48

Maximum Contingent Deferred
     Sales Charge             5.0%

Yield at NAV                  4.01%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

4.01 / (1 - 42.72%) = 6.83%

Fund name:  Pennsylvania Tax Exempt Income Fund - Class M Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  04/17/95


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,048    $1,298
$1,820

T    =    Average Annual Total Return   4.87%          5.36%
7.00%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $8,718

Expenses                      $2,002

Reimbursement                 $0.00

Average shares                194,355

NAV                           $9.50

Sales Charge                  %3.25

POP                           $9.82

Yield at POP                  4.26%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

4.26 / (1 - 42.72%) = 7.26%



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